As filed with the Securities and Exchange Commission on December 21, 2009
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_____________________

Cobalt International Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware		27-0821169
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)
Two Post Oak Central 1980 Post Oak Boulevard, Suite 1200 Houston, TX 77056 (713) 579-9100
(Address of Principal Executive Offices)
_____________________

Cobalt International Energy, Inc. Long Term Incentive Plan Cobalt International Energy, L.P. Deferred Compensation Plan (Full Titles of the Plans)

Samuel H. Gillespie General Counsel and Executive Vice President Two Post Oak Central 1980 Post Oak Boulevard, Suite 1200 Houston, TX 77056 (713) 579-9101
(Telephone Number, Including Area Code, of Agents for Service)
_____________________
With a copy to:
Barbara Nims Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000
_____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.01, to be issued under the Cobalt International Energy, Inc. Long Term Incentive Plan	19,413,809	$13.04	$253,156,069.36	$18,050.03
Common Stock, par value $0.01, to be issued under the Cobalt International Energy, L.P. Deferred Compensation Plan	135,470	$13.04	$1,766,528.80	$125.95
Total	19,549,279	$13.04	$254,922,598.16	$18,175.98

(1)
This Registration Statement on Form S-8 (this “Registration Statement”) covers shares of Common Stock, par value $0.01 per share (“Common Stock”) of Cobalt International Energy, Inc. (the “Company” or the “Registrant”) (i) issuable pursuant to the Cobalt International Energy, Inc. Long Term Incentive Plan and the Cobalt International Energy, L.P. Deferred Compensation Plan (each a “Plan” and together the “Plans”), (ii) to be issued in the future under the Plans and (iii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Common Stock that become issuable under the Plans by reason of any stock dividend, stock split, or other similar transaction.

(2)
Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices reported for a share of Common Stock on the New York Stock Exchange on December 16, 2009.

(3)	Rounded up to the nearest penny.

PART I

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions.  The documents containing the information specified in Part I will be delivered to the participants in the Plans as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)     The Company’s Registration Statement on Form S-1 (Registration No. 333-161734), as originally filed by the Registrant on September 4, 2009, and subsequently amended.

(b)     The description of the Company’s capital stock which is contained in the Company’s Registration Statement on Form 8-A (Registration No. 333-161734), dated December 11, 2009, including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Company’s certificate of incorporation and director indemnification agreements provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the Company or, in the case of a director, is or was serving at our request as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, Article Seven of our certificate of incorporation eliminates the liability of a director to us for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

• from any breach of the director’s duty of loyalty to the Company;

• from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

• under Section 174 of the Delaware General Corporation Law; and

• from any transaction from which the director derived an improper personal benefit.

The Company carries insurance policies insuring its directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

The Company has entered into a Director Indemnification Agreement with each of its directors.  Under the terms of that agreement, the Company agrees to indemnify the director to the fullest extent permitted by applicable law.  The Company specifically agrees to pay expenses actually and reasonably incurred by the director in any claims in which the director is successful, which is deemed to include termination of proceedings by dismissal.  If successful with regards to only some, but not all, claims in a proceeding, the director shall be indemnified with regards to expenses for those successful claims.  The director is also indemnified with regards to any proceeding in which the director is asked to participate or act as witness by reason of his or her corporate status.  Where the director is entitled to only a portion of expenses under the agreement, the Company shall indemnify as to that portion.

The Company is not obligated to indemnify the director under the Director Indemnification Agreement in respect of a proceeding by the Company against the director for an accounting of profits from the purchase or sale of Company securities pursuant to Section 16(b) of the Exchange Act.  Nor is the Company obligated to indemnify the director in respect of a proceeding initiated by the director against the Company, unless such proceeding is (i) authorized by the board of directors, (ii) provided by the Company pursuant to applicable law, or (iii) required under the Delaware General Corporation Law.  The Company is also not obligated to indemnify the director for claims or proceedings by the Company in which the director is adjudged to be liable to the Company, unless the relevant court determines otherwise.

Under the Director Indemnification Agreement, the Company agrees to advance any expenses actually and reasonably incurred by the director, without regard to the director’s ability to repay such expenses or the director’s ultimate entitlement to indemnification for such expenses.  The situations outlined in the preceding paragraph in which the Company is not obligated to indemnify the director are also situations in which the Company is not obligated to advance the expenses of the director.  In the event that a court of competent jurisdiction, in a final judgment not subject to appeal, finds that the director is not entitled to indemnification, the director is required to reimburse the Company.  The Form of Director Indemnification Agreement is filed as Exhibit 10.19 to the Company’s Registration Statement on Form S-1 filed on November 27, 2009, as amended (Commission File No. 333-161734).

Additionally, reference is made to the Underwriting Agreement filed as Exhibit 1.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-161734) filed on November 27, 2009, as amended, which provides for indemnification by the underwriters of the Company, the directors and officers who sign the Registration Statement and persons who control the Company, under certain circumstances.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number
4.1
Form of Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A dated December 11, 2009 (Commission File No. 333-161734))

4.2	By-laws of the Company (incorporated herein by reference to Exhibit 3 to the Company’s Registration Statement on Form 8-A dated December 11, 2009 (Commission File No. 333-161734))

5	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5)

99.1	Cobalt International Energy, Inc. Long Term Incentive Plan

99.2	Cobalt International Energy, L.P. Deferred Compensation Plan

Item 9.  Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)  To include any material information with respect to the Plans not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Cobalt International Energy, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 21st day of December, 2009.

Cobalt International Energy, Inc.

By:	/s/ Joseph H. Bryant
Name: Joseph H. Bryant Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed this 21st day of December, 2009 by the following persons in the following capacities.

Signature	Title	Date

/s/ Joseph H. Bryant		December 21, 2009
Joseph H. Bryant	Chairman of the Board of Directors and Chief Executive Officer
(Principal Executive Officer)
/s/ Rodney L. Gray		December 21, 2009
Rodney L. Gray	Chief Financial Officer and Executive Vice President
(Principal Financial Officer and Principal Accounting Officer)
/s/ Gregory A. Beard		December 21, 2009
Gregory A. Beard	Director

/s/ Peter R. Coneway		December 21, 2009
Peter R. Coneway	Director

/s/ Henry Cornell		December 21, 2009
Henry Cornell	Director

/s/ Kenneth W. Moore		December 21, 2009
Kenneth W. Moore	Director

/s/ J. Hardy Murchison		December 21, 2009
J. Hardy Murchison	Director

/s/ Kenneth A. Pontarelli		December 21, 2009
Kenneth A. Pontarelli	Director

/s/ D. Jeff van Steenbergen		December 21, 2009
D. Jeff van Steenbergen	Director

/s/ Martin H. Young, Jr.		December 21, 2009
Martin H. Young, Jr.	Director

EXHIBIT INDEX

Exhibit Number
4.1
Form of Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A dated December 11, 2009 (Commission File No. 333-161734))

4.2	By-laws of the Company (incorporated herein by reference to Exhibit 3 to the Company’s Registration Statement on Form 8-A dated December 11, 2009 (Commission File No. 333-161734))

5	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5)

99.1	Cobalt International Energy, Inc. Long Term Incentive Plan

99.2	Cobalt International Energy, L.P. Deferred Compensation Plan